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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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CACHE, INC.
(Name of Registrant as Specified In Its Charter)
N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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CACHE, INC.
256 WEST 38TH STREET
NEW YORK, NEW YORK 10018
(212) 575-3200

April 25, 2014

Dear Stockholder:

        On behalf of the officers and directors of Cache, Inc. (the "Company"), you are cordially invited to attend the Company's Annual Meeting of Stockholders to be held at 9:00 a.m. on June 9, 2014, at the offices of Thompson Hine LLP, located at 335 Madison Avenue, 12th Floor, New York, New York.

        The Notice of Meeting and Proxy Statement on the following pages cover the formal business of the meeting, which includes proposals to (i) elect six named nominees as directors and (ii) ratify the appointment of Mayer Hoffman McCann CPAs as the Company's independent registered public accounting firm for the fiscal year ending January 3, 2015.

        The Board of Directors unanimously recommends that stockholders vote in favor of each proposal or as the Board of Directors has recommended. We strongly encourage all stockholders to participate by voting their shares by Proxy whether or not they plan to attend the meeting. Please sign, date and mail the enclosed Proxy as soon as possible. If you do attend the Annual Meeting, you may still vote in person.

Sincerely,
/s/ JAY MARGOLIS Jay Margolis Chairman of the Board

CACHE, INC.
256 WEST 38TH STREET
NEW YORK, NEW YORK 10018

NOTICE OF THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 9, 2014

TO THE STOCKHOLDERS:

        The Annual Meeting of the Stockholders of Cache, Inc. (the "Company") will be held on June 9, 2014 at 9:00 a.m., local time, at the offices of Thompson Hine LLP, located at 335 Madison Avenue, 12th Floor, New York, New York, for the purpose of considering and acting upon the following proposals, as set forth in the accompanying Proxy Statement:

  1.
  To elect six named nominees as directors of the Company to serve until the next Annual Meeting of Stockholders and until their successors are elected and qualified.

  2.
  To ratify the appointment of Mayer Hoffman McCann CPAs, as the Company's independent registered public accounting firm for the fiscal year ending January 3, 2015.

  3.
  To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

        Only stockholders of record at the close of business on April 18, 2014 are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

        To make it easier for you to vote, Internet and telephone voting are available. The instructions on your enclosed Proxy describe how to use these services. Of course, if you prefer, you can vote by mail by completing your Proxy and returning it in the enclosed envelope. Whether or not you plan to attend the Annual Meeting, please complete, date and sign the enclosed Proxy and return it promptly to the Company in the return envelope enclosed for your use, which requires no postage if mailed in the United States, or vote by telephone or via the Internet by following the instructions on your Proxy. You may revoke your Proxy at any time before it is voted by delivering to the Corporate Secretary of the Company a written notice of revocation bearing a later date than the Proxy, by duly executing a subsequent Proxy relating to the same shares of common stock and delivering it to the Corporate Secretary of the Company, or by attending and voting at the Annual Meeting.

        You are cordially invited to attend the Annual Meeting.

By Order of the Board of Directors,
/s/ DONNA EDBRIL Donna Edbril Corporate Secretary

April 25, 2014

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be held on June 9, 2014:

        Our Proxy Statement is attached. Financial and other information concerning the Company is contained in our Annual Report on Form 10-K for the fiscal year ended December 28, 2013, including financial statements. Under rules issued by the Securities and Exchange Commission, we are providing access to our proxy materials both by sending you this full set of proxy materials, including a proxy card, and by notifying you of the availability of our proxy materials on the Internet. The proxy materials and our Annual Report are available at http://www.cstproxy.com/cache/2014.

CACHE, INC.
256 WEST 38TH STREET
NEW YORK, NEW YORK 10018

PROXY STATEMENT

        Accompanying this Proxy Statement is a Notice of Annual Meeting of Stockholders and a form of Proxy for such meeting solicited by the Board of Directors (the "Board") of Cache, Inc. The Board has fixed the close of business on April 18, 2014 as the record date for the determination of stockholders who are entitled to notice of and to vote at the meeting or any adjournment thereof. The holders of a majority of the outstanding shares of Common Stock (as defined below) present in person, or represented by proxy, will constitute a quorum at the meeting. This Proxy Statement and the enclosed Proxy are being sent to the stockholders of the Company on or about April 25, 2014. In this Proxy Statement, unless otherwise indicated by the context, "we," "us," "our," and the "Company" refer to Cache, Inc., a Delaware corporation.

        In accordance with the rules of the Securities and Exchange Commission (the "SEC"), we are providing access to our proxy materials both by sending you this full set of proxy materials, including a Proxy Card, and by notifying you of the availability of our proxy materials on the Internet. The Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 28, 2013 ("fiscal 2013") are available at http://www.cstproxy.com/cache/2014.

        Only stockholders of record at the close of business on April 18, 2014 will be entitled to vote at the Annual Meeting. At the close of business on such record date, the Company had outstanding and eligible to vote 21,140,280 shares of Common Stock, par value $0.01 per share ("Common Stock"). No other class of voting security of the Company is issued and outstanding. Each share of Common Stock entitles the holder to one vote. Stockholders do not have cumulative voting rights.

        A Proxy that is properly submitted to the Company may be properly revoked at any time before it is voted. Proxies may be revoked by (i) delivering to the Corporate Secretary of the Company at or before the Annual Meeting a written notice of revocation bearing a later date than the Proxy, (ii) duly executing a subsequent Proxy relating to the same shares of Common Stock and delivering it to the Corporate Secretary of the Company at or before the Annual Meeting, or (iii) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute revocation of a Proxy).

        The following matters are to be submitted for a vote at the Annual Meeting:

  1.
  To elect six named nominees as directors of the Company to serve until the next Annual Meeting of Stockholders and until their successors are elected and qualified.

  2.
  To ratify the appointment of Mayer Hoffman McCann CPAs, as the Company's independent registered public accounting firm for the fiscal year ending January 3, 2015.

  3.
  To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

        With respect to Proposal 1, director nominees must receive a plurality of the votes cast at the meeting. Banks, brokers and other intermediaries may not vote uninstructed shares in the election of directors. If your shares are held by a broker or other intermediary and you do not instruct your broker or other intermediary how to vote in the election of directors, no votes will be cast on your behalf. Therefore, it is important that you cast your vote if you want it to count in the election of directors. With respect to Proposal 2, the Proposal will be approved if the votes cast in favor of the Proposal exceed the votes cast against such Proposal. Where a stockholder has specified a vote for or against Proposal 2, such Proxy will be voted as specified. Brokers that do not receive instructions are entitled to vote on Proposal 2. When your proxy is properly submitted, your shares will be voted as you indicate. If you do not indicate your voting preferences, all the shares represented by the Proxy will be voted as recommended by the Board. Your proxy also will be authorized to vote on any other business that properly comes before the Annual Meeting in accordance with the recommendation of the Board. Boxes and a designated blank space are provided on the proxy card for stockholders to mark if they wish to vote "FOR," "AGAINST" or "ABSTAIN" on Proposal 2 or to withhold authority to vote for one or more of the Company's nominees for director.

        The presence of a quorum is required for the Annual Meeting, which is defined as a majority of the votes entitled to be cast at the meeting. Votes withheld from director nominees, abstentions and broker non-votes will be treated as shares that are present for purposes of determining whether a quorum has been reached.

        The cost of soliciting Proxies will be paid by the Company, which will reimburse brokerage firms, custodians, nominees and fiduciaries for their expenses in forwarding proxy materials to the beneficial owners of the Company's Common Stock. In addition to solicitation by mail, directors, officers and employees of the Company may solicit proxies by telephone or otherwise.

IN ORDER THAT YOUR SHARES MAY BE REPRESENTED AT THIS MEETING, PLEASE SIGN,
DATE AND MAIL THE PROXY PROMPTLY.

 QUESTIONS AND ANSWERS ABOUT THE MEETING AND VOTING

What is the purpose of the Annual Meeting?

        The purpose of the Annual Meeting is to consider and act upon certain Proposals, which include voting to (i) elect six named nominees as directors and (ii) ratify the appointment of Mayer Hoffman McCann CPAs as the Company's independent registered public accounting firm for the fiscal year ending January 3, 2015.

How do you obtain admission to the Annual Meeting?

        Stockholders of Record.    Stockholders of record must bring a government-issued photo identification card to gain admission to the Annual Meeting.

        Street Name Holders.    To obtain admission to the Annual Meeting, a street name holder must (1) bring a government-issued photo identification card and (2) ask his or her broker or bank for a legal proxy and must bring that legal proxy with him or her to the meeting. If you do not receive the legal proxy in time, bring your most recent brokerage statement with you to the meeting. We can use that to verify your ownership of Common Stock and admit you to the Annual Meeting. However, you will not be able to vote your shares at the meeting without a legal proxy. Please note that if you own shares in street name, and you are issued a legal proxy, any previously executed proxy will be revoked, and your vote will not be counted unless you appear at the Annual Meeting and vote in person.

What different methods can you use to vote?

        By Written Proxy.    Stockholders who elect to receive their proxy materials by mail may vote by mailing the written proxy card.

        By Internet Proxy.    All stockholders of record may also vote by telephone from the U.S., using the toll-free telephone number provided on the proxy card, or by the Internet, using the procedures and instructions described on the proxy card. Street name holders may vote by telephone or the Internet if their bank, broker or other stockholder of record makes those methods available. If that is the case, the bank, broker or other stockholder of record will enclose the instructions with the Proxy Statement or other notice of the meeting. The telephone and Internet voting procedures, including the use of control numbers, are designed to authenticate stockholders' identities, allow stockholders to vote their shares, and confirm that their instructions have been properly recorded.

        In Person.    All stockholders may vote in person at the meeting (unless they are street name holders without a legal proxy, as described above).

What is the Record Date and what does it mean?

        The Record Date is April 18, 2014. The Record Date was established by the Board as required by Delaware law. Our stockholders of record at the close of business on the Record Date are entitled to receive notice of the Annual Meeting and to vote their shares at the meeting.

How many votes do I have?

        You will be entitled to one vote at the Annual Meeting for each outstanding share of our Common Stock you own as of the Record Date. As of the Record Date, there were 21,140,280 shares of Common Stock issued and outstanding and eligible to vote.

What are my voting choices for each of the Proposals and what vote is needed to approve each of the Proposals?

        With respect to Proposal 1, director nominees must receive a plurality of the votes cast at the meeting. You may vote "FOR" any director nominee or you may "WITHHOLD AUTHORITY" from voting for any director nominee. Banks, brokers and other intermediaries may not vote uninstructed shares in the election of directors. Brokers that do not receive instructions are not entitled to vote on Proposal 1. Therefore, it is important that you cast your vote if you want it to count in the election of directors. The Board recommends a vote "FOR" each of the director nominees.

        With respect to Proposal 2, you may vote "FOR" or "AGAINST" the Proposal or "ABSTAIN" from voting. Brokers that do not receive instructions are entitled to vote on Proposal 2. Proposal 2 will be approved if the votes cast for the Proposal exceed the votes cast against the Proposal. Abstentions will have no effect on the outcome of Proposal 2. The Board recommends a vote "FOR" Proposal 2.

What if a stockholder does not specify a choice for a Proposal when returning a proxy card?

        Stockholders should specify their choice for each Proposal described on the proxy card, if they receive one. However, proxy cards that are signed and returned with no specific instructions will be voted as the Board recommended in this Proxy Statement.

How are broker non-votes counted?

        When a broker returns a proxy or voting instructions, but has not received voting instructions from its customer with respect to any required Proposal and does not vote with respect to such proposal, those shares will be counted as present for purposes of determining the existence of a quorum but will not be counted as voting "FOR" or "AGAINST" the relevant Proposal. As such, broker non-votes will have no effect on the outcome of the vote on Proposal 1. Brokers are entitled to vote uninstructed shares on Proposal 2.

Whom should I contact if I have other questions?

        If you have other questions or need assistance, please contact the transfer agent, Continental Stock Transfer & Trust Company, by telephone at 917-262-2373, or by email at proxy@continentalstock.com.

 ELECTION OF DIRECTORS

(Proposal 1)

        The Board of the Company presently consists of the following six members: Messrs. Jay Margolis, Gene G. Gage, Charles J. Hinkaty, Michael F. Price, Robert C. Grayson and J. David Scheiner. Messrs. Jay Margolis, Gene G. Gage, Charles J. Hinkaty, Robert C. Grayson, Michael F. Price and J. David Scheiner are each standing for re-election.

        Unless authority to vote on the election of all directors or any individual director is specifically withheld by appropriate designation on the face of the Proxy, the persons named in the accompanying Proxy will nominate as directors the persons named below and vote such Proxy for the election of such persons as directors of the Company. If elected, such persons will serve as directors until the next Annual Meeting of Stockholders and until their successors are elected and qualified.

        Management does not contemplate that any of the nominees for director will be unable to serve, but if such a situation should arise, the persons named in the accompanying Proxy will nominate and vote for the election of such other person or persons as the Board may recommend following the recommendation of the Nominating and Governance Committee.

Nominees for Director

        Each of our director nominees brings extensive management, leadership, financial and business experience gained through their service in our industry and other diverse businesses. In these roles, they have taken hands-on, day-to-day responsibility for strategy and operations. In addition, our current director nominees bring board experience acquired by significant experience on other boards that broadens their knowledge of board policies and processes, rules and regulations, issues and solutions. In the paragraphs below, we describe specific individual qualifications and skills of our director nominees that we believe will contribute to the overall effectiveness of our Board and its committees.

NAME	AGE	PRINCIPAL OCCUPATION
Jay Margolis	65	Chairman of the Board and Chief Executive Officer(1)
Gene G. Gage	66	Financial Advisor(2)
Michael F. Price	62	Partner, MFP Partners, L.P.(3)
Charles J. Hinkaty	64	Consultant(4)
Robert C. Grayson	69	Consultant(5)
J. David Scheiner	64	Consultant(6)

(1)
Mr. Margolis is Chairman of the Board and Chief Executive Officer ("CEO") of the Company, a position he has held since February 5, 2013. Prior to joining the Company, Mr. Margolis served as Chairman and CEO of Intuit Consulting from January 2008 until January 2013. Mr. Margolis is a highly accomplished executive with over 30 years of retail, merchandising and product development experience in the specialty retail industry. He has a proven track record in revamping product lines, has led successful business turnarounds and has held senior leadership positions with high profile retail and apparel companies. Mr. Margolis most recently served as Chief Executive Officer and President of Limited Brands' Apparel Division (Express and Limited Stores) and was responsible for revamping the product line as well as operations. Prior to the Limited, he served as President, Chief Operating Officer and Director of Reebok International Ltd. from 2001 to 2007 and as Chief Executive Officer and Chairman of the Board of Esprit de Corporation, USA. He also held senior executive positions at Tommy Hilfiger Inc., Liz Claiborne Inc., Cluett Peabody, Inc., Ron Chereskin Menswear and Bidermann Industries. Mr. Margolis currently serves on the board of directors of Boston Beer Company, as well as its Compensation Committee, and previously served on the board of directors of Godiva Chocolatier, Inc. Mr. Margolis provides the Board with detailed knowledge, valuable perspective and insights regarding the retail apparel industry, including with respect to merchandising. He also has significant board experience, including on the boards of well-known retailers.

(2)
Mr. Gage has served as one of our directors since September 2004. Since 2002, Mr. Gage has served as the President and Chief Executive Officer of Gage Associates, a firm which provides financial planning and related services to individuals and businesses. Prior to that, Mr. Gage was the Chief Financial Officer, Corporate Controller and Senior Vice President, Business Development for several public companies. He is a Certified Financial Planner and was a Certified Public Accountant from 1973 through 2011. Mr. Gage provides the Board with experience in accounting, financial matters and strategic planning.

(3)
Mr. Price has served as one of our directors since April 2013. Mr. Price is the Chief Executive Officer and Managing Member of MFP Investors LLC, the general partner to MFP Partners, L.P. ("MFP Partners"). Prior to founding MFP Partners, Mr. Price was chairman of the board of Franklin Mutual Advisers and Franklin Mutual Series Fund. He had been associated with both entities and their predecessor organizations (Heine Securities Corp and Mutual Shares Fund) since 1975. Mr. Price currently serves as a director of Liquidnet Holdings, Inc., an Investment Advisory Council Member to the Florida State Board of Administration and on boards for The Albert Einstein College of Medicine, Johns Hopkins Berman Institute of Bioethics and Jazz at Lincoln Center. Mr. Price's experience as a director and executive officer of other companies provides the Board with experience in financial and operational matters. Mr. Price was initially appointed to the Board pursuant to the Voting Agreement (the "Voting Agreement"), dated February 5, 2013, between the Company, MFP Partners and Mill Road Capital, L.P. ("Mill Road"). For further details concerning the Voting Agreement, please refer to the discussion below under "Certain Relationships and Related Party Transactions—The Backstop and Investment Agreement and Related Transactions."

(4)
Mr. Hinkaty has served as one of our directors since April 2013. Since January 2008, Mr. Hinkaty has acted as a consultant. Mr. Hinkaty was the President and Chief Executive Officer and a director of Del Laboratories, Inc. from August 2005 through his retirement in January 2008. From 1985 through August 2005, Mr. Hinkaty held various management positions at Del Laboratories, including Chief Operating Officer. Mr. Hinkaty served as a director of Del Laboratories from 1986 until 2008. Prior to joining Del Laboratories, Mr. Hinkaty served in a variety of executive positions with Bristol Myers Squibb from 1972 until 1984. Mr. Hinkaty is a member of the board of directors of Prestige Brands Holdings, Inc., where he serves as Chairman of the Compensation Committee and a member of the Audit and Nominating and Corporate Governance Committees, Renfro Corporation and W.F. Young Inc. and serves as a Trustee of New York University. Mr. Hinkaty previously served as a member of the board of directors of Lornamead Inc., Physicians Formula Inc., where he was Chairman of the Compensation Committee and member of the Audit and Nominating and Corporate Governance Committees, Sterling InfoSystems, Inc. and lead director of FGX International Inc., where he served as a member of all board committees. Mr. Hinkaty provides the Board with experience in financial, governance and operational matters. Mr. Hinkaty was initially appointed to the Board pursuant to the Voting Agreement. For further details concerning the Voting Agreement, please refer to the discussion below under "Certain Relationships and Related Party Transactions—The Backstop and Investment Agreement and Related Transactions."

(5)
Mr. Grayson has served as one of our directors since August 2013. Mr. Grayson has previously served as the President and CEO of two divisions of The Limited Inc. After his time at The Limited Inc., Mr. Grayson was a director on several boards, including Ann Taylor, Tommy Hilfiger, Sunglass Hut, Urban Brands, Kenneth Cole Productions and St. John Knits. In 2007, Mr. Grayson founded The Grayson Company, a broad based consulting practice, focused on the consumer industry with expertise in real estate, store design, merchandising, product presentation, marketing, store operations and back office support functions. Mr. Grayson provides the Board with experience in governance and operational matters specific to our industry. Mr. Grayson was initially nominated to stand for election at the 2013 annual meeting of stockholders pursuant to the Voting Agreement. For further details concerning the Voting Agreement, please refer to the discussion below under "Certain Relationships and Related Party Transactions—The Backstop and Investment Agreement and Related Transactions."

(6)
Mr. Scheiner has served as one of our directors since August 2013. Mr. Scheiner was a retail industry executive. He has over 40 years of experience in department and specialty stores. Currently, Mr. Scheiner is a consultant with J David Scheiner LLC, a company he founded in 2009, which provides consulting services internationally to companies in the retail and wholesale field, investment banks and private equity funds, in addition to helping businesses connect to large retailers. From 2007 until his retirement from Macy's in 2009, he served as the President and Chief Operating Officer of Macy's Florida/Puerto Rico, a division of Macy's Inc., a department store. From 1991 to 2007, Mr. Scheiner served as Vice Chairman, Director of Stores for Macy's Florida/Burdines. He was President of Maas Brothers/Jordan Marsh, a department store, from 1988 to 1991. From 1972 through 1988, he served in various management capacities at Burdines, a department store. He is a lifetime trustee of the Miami Children's Hospital Foundation and was a member of the Board of Directors of United Way Miami-Dade. Mr. Scheiner's extensive retail career includes merchandising, marketing, customer service, sales, logistics, operations, distribution, store planning, construction and real estate, which provides him with a background that is relevant to the Board and allows him to advise the Board on a range of operational and industry matters.

Vote Required

        Director nominees must receive a plurality of the votes cast at the meeting. Banks, brokers and other intermediaries may not vote uninstructed shares in the election of directors. If your shares are held by a broker or other intermediary and you do not instruct your broker or other intermediary how to vote in the election of directors, no votes will be cast on your behalf.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR"
THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR SET FORTH ABOVE.

Independent Directors

        The current independent directors of the Company as that term is defined in the Nasdaq Marketplace Rules and SEC regulations are Messrs. Gage, Hinkaty, Price, Grayson and Scheiner. The Board does not have a lead independent director.

Committees and Meetings

        During fiscal 2013, the Board held eleven meetings. Each director attended all of the Board meetings held while such director was a member of the Board in fiscal 2013. The Board does not have a policy requiring the attendance by directors at the Annual Meeting. However, all of our directors attended the annual meeting during fiscal 2013, which was held on August 14, 2013.

        The Board has an Audit Committee, a Compensation and Plan Administration Committee, and a Nominating and Governance Committee. All of our Board Committees are comprised of independent directors.

        The duties of the Audit Committee include meeting with the independent registered public accounting firm and certain personnel of the Company to discuss the planned scope of their examinations and the adequacy of internal controls and financial reporting, reviewing the results of the annual examination of the financial statements and periodic internal audit examinations, reviewing the services and fees of the Company's independent registered public accounting firm, authorizing special investigations and studies and performing any other duties or functions deemed appropriate by the Board. The Audit Committee currently consists of Messrs. Gage, Hinkaty and Scheiner, and is chaired by Mr. Gage. The Audit Committee held four meetings in fiscal 2013. Each member of the Audit Committee attended all such committee meetings held while such director was a member in fiscal 2013. The Board has determined that Mr. Gage is qualified to serve as the Audit Committee's financial expert and Chairman. Mr. Gage is independent, as such term is used in applicable regulations under the Securities and Exchange Act of 1934 (the "Exchange Act") and as defined in the Nasdaq Marketplace Rules.

        The Compensation and Plan Administration Committee administers the Company's equity incentive plans, determines the remuneration arrangements for the most senior executive officers and reviews and approves the remuneration arrangements for the Company's other executive officers. The Compensation and Plan Administration Committee currently consists of Messrs. Grayson, Hinkaty and Price, and is chaired by Mr. Hinkaty. The Compensation and Plan Administration Committee held four meetings in fiscal 2013. Each member of the Compensation and Plan Administration Committee attended all such committee meetings held while such director was a member in fiscal 2013.

        From time to time, members of management of the Company attend portions of Compensation and Plan Administration Committee meetings to provide input to the Committee with respect to issues affecting compensation, key responsibilities, corporate objectives and equity plan management and compliance. No member of management is present during discussions of his or her performance or compensation, and no member of management (including the CEO) is present during deliberations and voting with respect to the CEO's performance or compensation. The Compensation and Plan Administration Committee Charter provides that the Committee may retain, at the Company's expense, independent legal, accounting, and other consultants, advisors, and experts that it determines to be necessary or appropriate to assist the Committee in the performance of its responsibilities. During fiscal 2013, the Compensation and Plan Administration Committee did not retain the advice of an independent compensation consultant.

        The Nominating and Governance Committee is responsible for identifying, evaluating and recommending director nominees to the Board. The Nominating and Governance Committee currently consists of Messrs. Hinkaty, Price and Scheiner, and is chaired by Mr. Price. The Nominating and Governance Committee held two meetings in fiscal 2013. Each member of the Nominating and Governance Committee attended all such committee meetings held while such director was a member in fiscal 2013.

        The Nominating and Governance Committee will consider properly submitted director candidates recommended by stockholders of the Company. Stockholders who wish to suggest qualified candidates for election to the Board should write to the Corporate Secretary, at the Company's headquarters' address. These recommendations should include detailed biographical information concerning the nominee, his or her qualifications to be a member of the Board and a description of any relationship the nominee has to other stockholders of the Company. A written statement from the candidate consenting to be named as a candidate and, if nominated and elected, to serve as a director should accompany any such recommendation. Stockholders who wish to nominate a director for election at an annual meeting of stockholders of the Company must comply with the Company's By-Laws regarding stockholder proposals and nominations.

Board Leadership Structure

        The Board does not have a policy on whether or not the roles of CEO and Chairman of the Board should be separate. The Board believes that it should be free to make a choice from time to time in any manner that is in the best interests of the Company and its stockholders.

        Currently, Mr. Margolis serves as CEO and Chairman of the Board. The Board believes this is the most appropriate structure for the Company at this time because it effectively capitalizes on Mr. Margolis' skills and experience, including over 30 years of leadership roles in the specialty retail industry, including in merchandising and product development and over eight years as a director of a public company.

Risk Management

        We face certain risks, including credit risk, liquidity risk and operational risk. The Board, in fulfilling its risk oversight role, focuses on the adequacy of our overall risk management system. The Board believes an effective risk management system will adequately identify the material risks we face in a timely manner and help us to implement appropriate risk management strategies that are responsive to our risk profile.

        The Audit Committee has been designated to take the lead in overseeing risk management at the Board level. Accordingly, the Audit Committee periodically reviews risk management, in addition to its other duties. In this role, the Audit Committee receives reports from management and other advisors, and strives to generate serious and thoughtful attention to our risk management system, the nature of the material risks the Company faces, and the adequacy of our policies and procedures designed to respond to and mitigate these risks.

        Although the Board's primary risk oversight has been assigned to the Audit Committee, the full Board also receives information about the most significant risks that the Company faces. This is principally accomplished through Audit Committee reports to the Board and briefings provided by management and advisors to the Audit Committee. The Board and Audit Committee periodically ask the Company's executives to discuss the most likely sources of material future risks and how the Company is addressing any significant potential vulnerability.

Committee Charters; Code of Conduct

        The Board has adopted written charters for the Audit, Compensation and Plan Administration and Nominating and Governance Committees. These charters are available on our website at http://www.cache.com or in print to any stockholder who requests them by sending a written communication to the Corporate Secretary, Cache, Inc., 256 West 38th Street, New York, NY 10018.

        The Company has adopted a Code of Conduct (the "Code of Conduct") which applies to all officers and employees of the Company and a Code of Conduct for Non-Employee Directors (the "Non-Employee Director Code of Conduct"), which applies to non-employee directors. The Code of Conduct and the Non-Employee Director Code of Conduct are available on our website at http://www.cache.com. The Code of Conduct and the Non-Employee Director Code of Conduct are also available in print to any stockholder who requests a copy by sending a written communication to the Corporate Secretary, Cache, Inc., 256 West 38th Street, New York, NY 10018. We will disclose any amendment to, other than technical, administrative or non-substantive amendments, or waiver of the Code of Conduct or the Non-Employee Director Code of Conduct granted to a director or executive officer, by filing a Form 8-K disclosing the amendment or waiver within four business days after its occurrence.

Stockholder Communications

        Company stockholders may communicate with the Board by addressing their communications to one or more directors to our corporate headquarters at 256 West 38th Street, New York, NY 10018. The Company may screen such communications to ensure that the Company forwards only material that is germane to the Company's business to each director to whom the correspondence is addressed.

 EXECUTIVE OFFICERS

        The following table sets forth certain information regarding our executive officers, currently and as of the end of fiscal 2013.

Name	Age	Position and Offices
Jay Margolis	65	Chief Executive Officer, Chairman of the Board
Anthony DiPippa	45	Chief Financial Officer, Executive Vice President
Daphne Pappas	53	Executive Vice President, Chief Merchandise Officer
Arnold Cohen	58	Executive Vice President, Chief Marketing Officer

        Jay Margolis, see "Nominees for Director" on p. 5.

        Anthony F. DiPippa, age 45. Mr. DiPippa joined the Company as Executive Vice President, Chief Financial Officer on August 7, 2013. Mr. DiPippa comes to Cache with over 16 years of experience in finance with leading companies, including W.B. Mason, Godiva Chocolatier, Dun and Bradstreet and Procter & Gamble. Since February 2010, Mr. DiPippa was Chief Financial Officer of W. B. Mason, an office products and furniture company. Prior to W. B. Mason, from July 2005 to January 2010, Mr. DiPippa held the position of Vice President, North America Finance at Godiva Chocolatier.

        Daphne Pappas, age 53. Ms. Pappas joined the Company as Executive Vice President, Chief Merchandise Officer on April 2, 2013. For the past eight years, Ms. Pappas served as Vice President of General Merchandising for Burberry Americas, where she led the Company's men's, women's, children's and accessories business for the Americas. Prior to that, Ms. Pappas was the Vice President and Divisional Merchandise Manager of Juniors Sportswear at Macy's East for two years. For thirteen years, Ms. Pappas led merchandising in all areas of women's apparel, including designer, bridge, contemporary and private brands at Saks Fifth Avenue. Ms. Pappas brings over 30 years of retail industry experience to the Company.

        Arnold Cohen, age 58. Mr. Cohen joined the Company as Executive Vice President, Chief Marketing Officer on April 23, 2013. From 2004-2013, Mr. Cohen has been the managing director of Raspberry Red, a consulting firm focused on digital strategies and web marketing. Since 2006, Mr. Cohen has been a partner and director of Violife LLC and currently serves as the chairman of the board and on the compensation committee. Since 2009, Mr. Cohen has served as a partner in Andrea Jovine Designs LLC. From 2009-2012, Mr. Cohen also served as an executive and consultant for American Eagle Outfitters, where he developed and led innovative strategic initiatives. Mr. Cohen brings over 30 years of retail industry experience to the Company.

 EXECUTIVE COMPENSATION

Summary Compensation Table

        The table below sets forth the total compensation paid to or earned during fiscal 2013 and fiscal 2012 by (i) the Company's CEO, (ii) the Company's former CEO, (iii) our other two most highly compensated executive officers who were serving as executive officers at the end of fiscal 2013 and whose total compensation during fiscal 2013 exceeded $100,000.

Name and Principal Position	Fiscal Year	Salary	Bonus	Restricted Stock Awards(1)	Option Awards(1)	All Other Compensation(2)	Total
Jay Margolis	2013	$778,846	$225,000	—	$1,147,479	$96,342	$2,247,667
Chairman and Chief Executive	2012	—	—	—	—	—	—
Officer(3)
Thomas E. Reinckens	2013	$695,469	—	—	—	$19,998	$715,467
Former Chairman and Chief	2012	$597,692	—	—	—	$38,719	$636,411
Executive Officer(4)
Daphne Pappas	2013	$320,192	$90,000	$413,000	—	$142	$823,334
Executive Vice President, Chief	2012	—	—	—	—	—	—
Merchandise Officer(5)
Arnold Cohen	2013	$292,500	$90,000	$325,000	—	$5,016	$712,516
Executive Vice President, Chief	2012	—	—	—	—	—	—
Marketing Officer(6)

(1)
The amounts in these columns reflect the grant date fair value of stock options and restricted stock awards, determined pursuant to FASB Accounting Standards Codification Topic 718, Compensation—Stock Compensation ("ASC Topic 718"). Assumptions used in the calculation of these amounts are included in footnote 12 to the Company's audited financial statements for fiscal 2013 in the Annual Report on Form 10-K for the year ended December 28, 2013. These amounts reflect the aggregate grant date fair value of awards granted in the respective fiscal year, computed in accordance with ASC Topic 718, and do not correspond to the actual value that may be recognized by the named executive officers.

Restricted stock award amounts reflect the value at the grant date based upon the probable outcome of performance conditions for a portion of the total award granted. Assuming that the highest level of performance conditions had been achieved, the maximum value of all of the awards at the grant date would have been $0 for Jay Margolis in fiscal years 2013 and 2012; $0 for Thomas E. Reinckens in fiscal years 2013 and 2012; $413,000 and $0 for Daphne Pappas in fiscal years 2013 and 2012, respectively; and $325,000 and $0 for Arnold Cohen in fiscal years 2013 and 2012, respectively.

(2)
See the next table for details of All Other Compensation.

(3)
Mr. Margolis was appointed as Chairman of the Board and CEO on February 5, 2013.

(4)
Mr. Reinckens resigned as Chairman of the Board and CEO on February 5, 2013.

(5)
Ms. Pappas was appointed Executive Vice President, Chief Merchandise Officer on April 2, 2013.

(6)
Mr. Cohen was appointed Executive Vice President, Chief Marketing Officer on April 23, 2013.

Summary of All Other Compensation Table

        The table below sets forth a summary of all other compensation paid to or earned during fiscal 2013 and 2012 by the named executive officers.

Name and Principal Position	Year	Group Insurance	Life Insurance	401(k) Matching Contributions(1)	Long-term Disability Insurance	Car Allowance	Total
Jay Margolis	2013	$5,967	$55,119	—	$35,256	—	$96,342
Chairman and CEO(2)	2012	—	—	—	—	—	—
Thomas E. Reinckens	2013	$19,714	$48	—	$236	—	$19,998
Former Chairman and CEO(3)	2012	$17,600	$10,515	$1,875	$6,872	$1,857	$38,719
Daphne Pappas	2013	—	$24	—	$118	—	$142
Executive Vice President, Chief	2012	—	—	—	—	—	—
Merchandise Officer(4)
Arnold Cohen	2013	$4,898	$20	—	$98	—	$5,016
Executive Vice President, Chief	2012	—	—	—	—	—	—
Marketing Officer(5)

(1)
The Company's 401(k) Savings Plan is a tax-qualified retirement plan generally available to all eligible employees upon completion of a 12-month period during which the employee completes 1,000 hours of service. Eligible employees must be 21 years of age. An eligible employee may defer up to 25% of his or her annual salary or an annual maximum contribution of $17,500, whichever is less, during the calendar year. In addition, the Company matches the first 25% of the first 3% deferred by each eligible employee during the calendar year.

(2)
Mr. Margolis was appointed as Chairman of the Board and CEO on February 5, 2013.

(3)
Mr. Reinckens resigned as Chairman of the Board and CEO on February 5, 2013.

(4)
Ms. Pappas was appointed Executive Vice President, Chief Merchandise Officer on April 2, 2013.

(5)
Mr. Cohen was appointed Executive Vice President, Chief Marketing Officer on April 23, 2013.

Narrative to Summary Compensation Table

Overview; Principal Objectives Driving Compensation Practices

        Our compensation philosophy, reflected in our compensation practices for fiscal 2013, was developed to drive the achievement of our two key business objectives: sales growth and net income growth.

        We designed our compensation programs so that if targeted objectives are achieved, total compensation to the named executive officer will increase. "Total compensation" includes the sum of base salary, short-term cash incentive compensation and equity incentive compensation. Recognizing the importance of implementing pay-for-performance practices, we have historically structured our compensation programs so that if the Company's performance exceeds target levels, total compensation to the named executive officer may increase further. If the Company, however, fails to achieve its targeted objectives, total compensation will not increase. We may set target compensation on an ad hoc basis, such as when we believe that it is important to attract or retain key executive officers.

        We use both equity and cash in our incentive-based compensation. We designed our short-term incentive compensation to reward named executive officers for the Company's achievement of annual goals and our long-term incentive compensation to reward them based on longer term corporate performance. Our short-term incentive compensation is paid in cash and our long-term incentive compensation is primarily comprised of equity components. The Compensation Committee reviews annually the allocation between the short- and long-term and cash and equity elements of compensation and determines the distribution based on the Company's current business goals and competitive market practices.

        We offer minimal perquisites to our named executive officers. The Company does not offer any supplemental retirement plans to its named executive officers.

        In fiscal 2012, the Compensation Committee engaged the Hay Group, an independent external compensation consultant, for objective advice and assistance on executive compensation matters, and to benchmark the Company's compensation relative to its peer companies. The Compensation Committee reviewed the report prepared by the Hay Group to determine its appropriateness for fiscal 2013. Following review, the Compensation Committee determined that the report prepared by the Hay Group continued to be relevant to its determinations of executive officer compensation for fiscal 2013.

Employment Agreement for Jay Margolis

        On February 5, 2013, the Company entered into a three year employment agreement with Mr. Margolis. Under Mr. Margolis' employment agreement, his annual base salary is $900,000 and he is entitled to an annual bonus with a target of fifty percent (50%) of his annual base salary, subject to financial performance targets set by the Company; provided, however, that for the 2013 calendar year, he was entitled to and received a guaranteed bonus of $225,000. During the term of Mr. Margolis' employment agreement, the Compensation and Plan Administration Committee may review his annual base salary and make adjustments to increase, but not decrease, his base salary subject to the performance of Mr. Margolis, the operating results of the Company, the competitive compensation landscape and such other factors as the Compensation and Plan Administration Committee deems relevant.

        The employment agreement provides that if Mr. Margolis' employment with the Company is terminated by mutual agreement, resignation, disability or death or with cause (as that term is defined in his employment agreement), then Mr. Margolis only will be entitled to receive any unpaid salary or vested benefits as of the date of termination. In the event of a resignation, (i) Mr. Margolis will not be entitled to any compensation, (ii) all of the stock options granted to Mr. Margolis will terminate, and (iii) Mr. Margolis will not be subject to any post-employment non-competition obligations. The employment agreement further provides that if the Company terminates Mr. Margolis' employment prior to a Change of Ownership or Control (as such term is defined in his employment agreement) without cause, then Mr. Margolis: (i) will be entitled to receive his annual base salary then in effect for the remainder of the term of the employment agreement in accordance with the Company's normal payroll practices, subject to reduction for any compensation he receives from any employment or consultant position during the remainder of the term, and (ii) will continue to be eligible for coverage under the Company's medical and dental insurance plans for the remainder of the term of the Employment Agreement, subject to the cancellation of such coverage if Mr. Margolis becomes eligible for alternative coverage during the remainder of the term. If Mr. Margolis' employment with the Company is terminated following a Change of Ownership or Control, then he will be entitled to receive a one-time payment equal to twenty-four (24) months of his annual base salary then in effect. Mr. Margolis is also subject to certain confidentiality, non-competition and non-solicitation obligations, both during his employment and for certain periods thereafter.

        In connection with hiring Mr. Margolis, on February 5, 2013, the Company also granted him an option to purchase 1,000,000 shares of Common Stock with an exercise price equal to $3.34, the closing price of the Common Stock on the date of the grant. The option vests in equal installments on the first, second and third anniversary of the grant date, subject to accelerated vesting upon a change of control or termination without cause. Any unvested portion of the option will be forfeited upon termination of employment by Mr. Margolis for any reason or due to death or disability. The vested and unvested portions of the option will be forfeited upon a termination of employment for cause. The option grant made to Mr. Margolis qualified as an inducement grant pursuant to the Nasdaq Listing Rules.

        Mr. Margolis' employment agreement includes a provision enabling the Company to recoup any discretionary bonuses paid in respect of a year in which the Company restates its audited financial statements due to a material error or fraud that results in a material misstatement of the financials.

Separation Agreement for the Former Chief Executive Officer

        On February 5, 2013, Mr. Reinckens resigned as Chairman of the Board and CEO of the Company. In connection with his resignation, Mr. Reinckens and the Company entered into a Separation and General Release Agreement (the "Separation Agreement"). The Separation Agreement provides among other things, severance in the form of continuing payments for the remaining balance of his employment term, in the amount of approximately $1.2 million over a period of approximately two years, subject to reduction for any compensation he receives from any employment or consulting position during the remainder of the original term.

Offer Letter with Executive Vice President, Chief Merchandise Officer

        On April 2, 2013, Daphne Pappas was hired as Executive Vice President, Chief Merchandise Officer. Ms. Pappas was hired as an "employee-at-will." Ms. Pappas' offer letter provides for an annual base salary of $450,000. Ms. Pappas was guaranteed and received 20% of her base salary as a bonus at the end of 2013. Additionally, the Company granted Ms. Pappas 100,000 shares of restricted stock, 33,333 shares of which are time-based and 66,667 shares of which are performance-based. The restricted shares will be subject to vesting over a three year period. In the event Ms. Pappas is terminated for cause, any restricted stock that has not vested prior to such termination will be forfeited without consideration. In the event of Ms. Pappas' death or disability, all restricted stock shall immediately vest to the extent not already vested.

Offer Letter with Executive Vice President, Chief Marketing Officer

        On April 23, 2013, Mr. Cohen was hired as Executive Vice President, Chief Marketing Officer. Mr. Cohen was hired as an "employee-at-will." Mr. Cohen's offer letter provides for an annual base salary of $450,000. Mr. Cohen was guaranteed and received 20% of his base salary as a bonus at the end of 2013. Additionally, the Company granted Mr. Cohen 100,000 shares of restricted stock, 50,000 shares of which are time-based and 50,000 shares of which are performance-based. The restricted shares will be subject to vesting over a three year period. In the event Mr. Cohen is terminated for cause, any restricted stock that has not vested prior to such termination will be forfeited without consideration. In the event of Mr. Cohen's death or disability, all restricted stock shall immediately vest to the extent not already vested.

 Outstanding Equity Awards at Fiscal Year-End

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (Exercisable) (#)	Number of Securities Underlying Unexercised Options (Unexercisable) (#)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($) (5.41)(1)	Equity Incentive Plan Awards: Number of Securities Underlying Shares, Units or Other Rights that have not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or other Rights that have not Vested ($)
Jay Margolis	0	1,000,000	(2)	—	3.34	Feb. 5, 2023	—		—	—		—
Thomas E. Reinckens(3)	—	—		—	—	—	—		—	—		—
Daphne Pappas	—	—		—	—	—	33,333	(4)	180,332	66,667	(5)	360,668
Arnold Cohen	—	—		—	—	—	50,000	(6)	270,500	50,000	(7)	270,500

(1)
The market value of the shares is determined by multiplying the number of shares times $5.41, the closing price of our common stock on the Nasdaq Capital Market on December 27, 2013, the last business day of our fiscal year.

(2)
Time-based options become exercisable as to 1/3 of the options on February 5th of 2014, 2015 and 2016.

(3)
Mr. Reinckens' options and restricted stock were forfeited in fiscal 2013.

(4)
Time-based restricted stock vests as to 1/3 of the shares on April 2nd of 2014, 2015 and 2016.

(5)
Performance-based restricted stock vests as to 1/3 of shares, as determined by the Board based on the satisfaction of certain performance criteria, on April 2nd of 2014, 2015 and 2016.

(6)
Time-based restricted stock vests as to 1/3 of the shares on April 23rd of 2014, 2015 and 2016.

(7)
Performance-based restricted stock vests as to 1/3 of shares, as determined by the Board based on the satisfaction of certain performance criteria, on April 23rd of 2014, 2015 and 2016.

Director Compensation

        The Board determines and reviews compensation of directors annually. In its review, the Board considers compensation paid to directors at similarly situated companies and the time commitments required of the directors. Employee directors do not receive additional compensation for serving on the Board. Accordingly, Mr. Margolis, who currently is a director and employee of the Company, does not receive any additional compensation for serving on the Board.

        In fiscal 2013, directors who were not employees of the Company received an annual retainer of $35,000, payable in monthly installments. The Chairman of the Audit Committee received an additional $7,000 per year. The other members of the Audit Committee received an additional $3,000 per year. In addition, each Board member other than Mr. Margolis received a payment of $1,000 per day for each meeting attended. In fiscal 2013, Messrs. Saul, Mintz, Schrader and Gage, received a lump sum payment of $23,000 and 10,000 shares of Common Stock, valued at $ 2.32 (based on the closing price of Common Stock on January 14, 2013). Board members were also reimbursed for travel expenses incurred on Company business.

        On March 12, 2014, the Board adopted a Compensation Plan for Non-Employee Directors (the "Compensation Plan"). Pursuant to the Compensation Plan, directors who are not employees of the Company will receive an annual retainer of $35,000, payable in monthly installments. Each non-employee director will also receive an annual lump sum payment of $23,000 on the second Friday in January of each year. The Chairman of the Audit Committee will receive an additional $7,000 per year. The other members of the Audit Committee will receive an additional $3,000 per year. In addition, each Board member who is not an employee will receive a payment of $1,000 per day for each meeting attended. On the second Friday in January of each year, each non-employee director will receive a number of shares of Common Stock valued at $23,700 (based on the closing price of Common Stock on the day before the grant) under the 2013 Plan or any successor plan in effect from time to time. Pursuant to the Compensation Plan, Board members will also be reimbursed for reasonable travel expenses incurred on Company business.

        The following table lists the compensation paid to the Company's non-executive directors during fiscal 2013.

Name	Fees Earned or Paid in Cash	Stock Awards(1)	All Other Compensation(2)	Total
Gene G. Gage	$65,180	$23,200	$18,223	$106,603
Arthur S. Mintz(3)	$42,867	$23,200	$15,720	$81,187
Andrew M. Saul	$55,370	$23,200	$29,294	$107,264
Morton J. Schrader(3)	$42,667	$23,200	—	$65,867
Michael F. Price(4)	$28,333	—	—	$28,333
Charles J. Hinkaty(4)	$31,333	—	—	$31,333
Robert C. Grayson(5)	$17,583	—	—	$17,583
J. David Scheiner(5)	$18,833	—	—	$18,833

(1)
During fiscal 2013, each director listed above received the following number of shares of Company stock with the aggregate fair market value of set forth under the "Stock Awards" column above determined as of the date of grant set forth below:

Name	Date of Grant	Number of Shares Awarded
Gene G. Gage	01-14-2013	10,000
Arthur S. Mintz	01-14-2013	10,000
Andrew M. Saul	01-14-2013	10,000
Morton J. Schrader	01-14-2013	10,000
Michael F. Price	—	—
Charles J. Hinkaty	—	—
Robert C. Grayson	—	—
J. David Scheiner	—	—
(2)
Consists of participation in our group medical insurance program.

(3)
On April 4, 2013, Morton J. Schrader and Arthur S. Mintz resigned from the Board of Directors.

(4)
On April 4, 2013, Michael F. Price and Charles J. Hinkaty were appointed to the Board of Directors to fill the vacancies created by the resignations of Mr. Schrader and Mr. Mintz. Mr. Hinkaty and Mr. Price were duly elected by the stockholders at our 2013 annual meeting of stockholders held on August 14, 2013.

(5)
On August 14, 2013 Robert C. Grayson and J. David Scheiner were appointed to the Board of Directors. Mr. Grayson and Mr. Scheiner were duly elected by the stockholders at our 2013 annual meeting of stockholders held on August 14, 2013.

 REPORT OF THE AUDIT COMMITTEE

        The Audit Committee is composed of three non-management directors. All members of the Audit Committee meet the independence and experience requirements of The Nasdaq Listing Rules. Mr. Gene Gage has served as Chairman of the Audit Committee since September 2004. He was a certified public accountant from 1973 to 2011 and has over 30 years of financial experience.

        During 2013, at each of its meetings, the Audit Committee met with the senior members of the Company's financial management team and its independent registered public accounting firm. The Audit Committee's agenda is established in meetings with the Company's independent registered public accounting firm, at which candid discussions of financial management, accounting and internal control issues took place.

        The Audit Committee reviews with the Company's financial managers and the independent registered public accounting firm's overall audit scopes and plans, the results of external audit examinations, evaluations of the Company's internal controls and the quality of the Company's financial reporting.

        Management has reviewed the Company's audited financial statements in the Annual Report on Form 10-K for the year ended December 28, 2013 with the Audit Committee, including a discussion of the quality, and not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. In addressing the quality of management's accounting judgments, members of the Audit Committee have asked whether statements of the Company have been prepared in conformity with generally accepted accounting principles, and have expressed to both management and the independent registered public accounting firm their general preference for conservative policies when a range of accounting options is available.

        In its meetings with representatives of the independent registered public accounting firm, the Audit Committee asks them to address, and discuss their responses to, several questions that the Audit Committee believes are particularly relevant to its oversight. These questions include:

  •
  Are there any significant accounting judgments made by management in preparing the financial statements that would have been made differently had they themselves prepared and been responsible for the financial statements?

  •
  Based on their experience, and their knowledge of the Company, do the Company's financial statements fairly present to investors, with clarity and completeness, the Company's financial position and performance for the reporting period in accordance with generally accepted accounting principles, and SEC disclosure requirements?

  •
  Based on their experience, and their knowledge of the Company, has the Company implemented internal controls and internal audit procedures that are appropriate for the Company?

        The Audit Committee believes that, by focusing its discussions with the independent registered public accounting firm, it can promote a meaningful dialogue that provides a basis for its oversight judgments. The Audit Committee also discussed with the independent registered public accounting firm those matters required to be discussed by the independent registered public accounting firm with the Audit Committee under the rules adopted by the Public Company Accounting Oversight Board (the "PCAOB"). The Audit Committee received the written disclosures and the letter from the independent registered public accounting firm required by the applicable requirements of the PCAOB regarding the independent registered public accounting firm's communication with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm their independence. The Audit Committee considered with the independent registered public accounting firm whether the provision of non-audit services provided by them to the Company during fiscal 2013 was compatible with their independence.

        In performing all of these functions, the Audit Committee acts only in an oversight capacity. The Audit Committee completes its review prior to the Company's public announcements of financial results and, necessarily, in its oversight role, the Committee relies on the work and assurances of the Company's management, which has the primary responsibility for financial statements and reports, and of the independent registered public accounting firm, who, in their report, express an opinion on the conformity of the Company's annual financial statements to generally accepted accounting principles.

        In reliance on these reviews and discussions, and the report of the independent registered public accounting firm, the Audit Committee has recommended to the Board, and the Board has approved, that the audited financial statements for the year ended December 28, 2013, be included in the Annual Report on Form 10-K filed with the SEC.

Audit Committee Gene G. Gage, Chairman Charles J. Hinkaty J. David Scheiner

 RATIFICATION OF THE APPOINTMENT OF MAYER HOFFMAN McCANN CPAs AS
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

(Proposal 2)

        The Board has appointed the firm of Mayer Hoffman McCann CPAs (the New York Practice of Mayer Hoffman McCann P.C.) ("Mayer Hoffman") to examine the financial statements of the Company for the year ending January 3, 2015, subject to ratification by the stockholders. Mayer Hoffman was employed by the Company, as its independent auditors, for fiscal 2013, 2012 and fiscal 2011. Mayer Hoffman leases substantially all its personnel, who work under the control of Mayer Hoffman shareholders, from wholly-owned subsidiaries of CBIZ, Inc., in an alternative practice structure.

        Representatives of Mayer Hoffman will attend the Annual Meeting. They also will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

        The following table sets forth the aggregate fees billed to the Company for fiscal 2013 and fiscal 2012 by Mayer Hoffman.

Fees	Fiscal 2013 Amount	Fiscal 2012 Amount
Audit Fees	$390,125	$368,345
Audit-Related Fees	$61,878	$28,755
Tax Fees	$—	$—
All Other Fees	$4,823	$4,819
Total Fees	$456,826	$401,919

        The Audit Committee has considered whether the provision of these services is compatible with Mayer Hoffman maintaining its independence.

        "Audit fees" includes fees for the annual audit and reviews of the Company's quarterly reports on Form 10-Q.

        "Audit-related fees" include fees for various registration statement filings made throughout the year, including, for fiscal 2013, several amendments to such registration statements related to our rights offering, as well as the 401(k) plan audit.

        "All other fees" include fees for evaluations and advisory services.

        The Audit Committee requires pre-approval of all services performed by Mayer Hoffman. Consequently, during fiscal 2013 and 2012, any project for which management hired Mayer Hoffman to perform was presented to the Audit Committee, along with an estimate of the costs to be incurred. The Audit Committee reviewed and approved the estimate before the commencement of the project. The Audit Committee was updated by management if additional costs were expected to be incurred. There were no other services approved by the Board.

Vote Required

        Assuming the existence of a quorum, the Proposal will be approved if the votes cast for approval of the Proposal exceeds the votes cast against the Proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR"
RATIFICATION OF MAYER HOFFMAN McCANN CPAs AS THE COMPANY'S INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM.

 PRINCIPAL STOCKHOLDERS AND SHARE OWNERSHIP BY
CERTAIN BENEFICIAL OWNERS AND BY MANAGEMENT

        The following table sets forth certain information as of April 18, 2014 concerning the beneficial ownership of the Company's Common Stock, based on 21,140,280 shares of Common Stock outstanding and eligible to vote as of such date, by (i) each stockholder who is known by the Company to own beneficially in excess of 5% of the outstanding Common Stock, (ii) each current director, (iii) each director nominee, (iv) the named executive officers and (v) all current directors and executive officers as a group. Except as otherwise indicated, each stockholder listed below has sole voting and investment power with respect to his, her or its shares of Common Stock. The SEC has defined the term "beneficial ownership" to include any person who has or shares voting power or investment power with respect to any security or who has the right to acquire beneficial ownership of any security within 60 days.

Name of Beneficial Owner	No. of Shares of Common Stock(9)	Percent of Class(9)
MFP Partners, L.P., Michael F. Price and affiliates(1)	3,791,435	17.9%
Mill Road Capital, L.P. and affiliates(2)	2,686,121	12.7%
Royce & Associates, LLC(3)	1,512,900	7.2%
Dimensional Fund Advisors LP(4)	1,455,605	6.9%
Ironwood Investment Management, LLC(5)	1,207,767	5.7%
Wexford Capital LP and affiliates(6)	1,080,662	5.1%
Jay Margolis(7)	939,393	4.4%
Daphne Pappas	69,233	*
Arnold Cohen(8)	33,332	*
Gene G. Gage	42,600	*
Robert C. Grayson	34,800	*
J. David Scheiner	28,390	*
Charles J. Hinkaty	4,800	*
All Current Executive Officers and Directors as a Group (8 persons)	4,943,983	23.0%

*
Less than 1%

(1)
The shares listed were reported in a Form 4 filed with the SEC on February 12, 2014. MFP Investors LLC reported that it is the general partner of MFP Partners, Michael F. Price is the managing partner of MFP Partners and the managing member and controlling person of MFP Investors LLC. By virtue of his relationship with MFP Partners and MFP Investors LLC, Mr. Price may be deemed to beneficially own 3,786,635 shares of Common Stock held directly by MFP Partners and MFP Investors LLC. Mr. Price is the direct beneficial owner of 4,800 shares of Common Stock. The address for MFP Partners is: c/o MFP Investors LLC, 667 Madison Avenue, 25th Floor, New York, NY 10065.

(2)
The shares listed were reported on a Schedule 13D/A filed with the SEC on August 16, 2013. Mill Road reported that it directly holds, and thus has sole voting power and dispositive power over, the shares. Mill Road Capital GP LLC ("Mill Road GP"), as sole general partner of Mill Road, also has sole authority to vote (or direct the vote of), and to dispose (or direct the disposal) of, these shares, and each of Thomas E. Lynch and Scott P. Scharfman has shared authority to vote (or direct the vote of), and to dispose (or direct the disposal) of, these shares on behalf of the Mill Road GP and Mill Road. The address for Mill Road is 382 Greenwich Avenue, Suite One, Greenwich, CT 06830.

(3)
The shares listed were reported on a Schedule 13G/A filed with the SEC on April 1, 2014. The address for Royce & Associates, LLC is 745 Fifth Avenue, New York, NY 10151.

(4)
The shares listed were reported on a Schedule 13G/A filed with the SEC on February 10, 2014. The address for Dimensional Fund Advisors LP is Palisades West, Building One, 6300 Bee Cave Road, Austin, Texas, 78746.

(5)
The shares listed were reported on a Schedule 13G filed with the SEC on January 28, 2014. The address for Ironwood Investment Management, LLC is 21 Custom House Street, Suite 240, Boston, MA 02110.

(6)
The shares listed were reported on a Schedule 13D filed with the SEC on January 8, 2014. Wexford Capital LP ("Wexford Capital") reported that it may, by reason of its status as manager of Wexford Spectrum Investors LLC ("WSI"), Wexford Focused Investors LLC ("WFI") and Wexford Select Equities LLC ("WSE", and together WFI and WSI the "Funds"), be deemed to own beneficially the securities of which the Funds possess beneficial ownership. Wexford GP LLC ("Wexford GP") may, as the General Partner of Wexford Capital, be deemed to own beneficially the securities of which the Funds possess beneficial ownership. Each of Charles E. Davidson and Joseph M. Jacobs may, by reason of his status as a controlling person of Wexford GP, be deemed to own beneficially the securities of which the Funds possess beneficial ownership. The address for Wexford Capital is 411 West Putnam Avenue, Suite 125, Greenwich, Connecticut 06830.

(7)
Includes 333,333 options to purchase Common Stock.

(8)
Consists of 33,332 shares of restricted stock scheduled to vest within 60 days of April 18, 2014.

(9)
The number of shares beneficially owned and the percent beneficially owned by each entity or individual are based upon 21,140,280 shares of Common Stock outstanding and eligible to vote and assume the exercise of all exercisable options (including those that would be exercisable within 60 days of April 18, 2014) and the vesting of restricted share units scheduled to vest within 60 days of April 18, 2014.

 CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Review, Approval or Ratification of Transactions with Related Persons

        Our policy with regard to related party transactions is that all material transactions are to be reviewed by the Audit Committee for any possible conflicts of interest. A "related party transaction" is defined to include any transaction or series of transactions exceeding $120,000 in which we are a participant and any related person has a material interest. Related persons would include our directors, executive officers (and immediate family members of our directors and executive officers), and persons controlling over five percent of our outstanding Common Stock. In the event of a potential conflict of interest, the Audit Committee will generally evaluate the transaction in terms of: (i) the benefits to the Company; (ii) the impact on a director's independence in the event the related person is a director, an immediately family member of a director or an entity in which a director is a partner, stockholder or executive officer; (iii) the availability of other sources for comparable products or services; (iv) the terms and conditions of the transaction; and (v) the terms available to unrelated third parties or to employees generally. The Audit Committee will then document its findings and conclusions in written minutes. In the event a transaction relates to a member of our Audit Committee, that member will not participate in the Audit Committee's deliberations.

The Backstop and Investment Agreement and Related Transactions

        On February 5, 2013, we entered into the Backstop and Investment Agreement and certain other related transactions. The following is a description of the Backstop and Investment Agreement and such other transactions.

Backstop and Investment Agreement

        Pursuant to the Backstop and Investment Agreement (a) each of MFP Partners and Mill Road severally and not jointly agreed to purchase from us the number of shares of Common Stock equal to its full pro rata share (as of the record date) of the number of shares of Common Stock offered pursuant to our rights offering, (b) each of MFP Partners, Mill Road and Mr. Margolis agreed, severally and not jointly, to purchase from us a specified number of shares such that the gross proceeds to us from the rights offering, the issuance of shares to MFP Partners and Mill Road as described in clause (a) above and the backstop commitment described in this clause (b) would be $8.0 million, and (c) each of Mill Road and Mr. Margolis agreed to purchase from us additional shares of Common Stock in such amount, if any, sufficient to enable them to acquire an aggregate of $3.5 million and $1.0 million of Common Stock, respectively, to the extent they were not able to otherwise acquire such amounts pursuant to the transactions described in clauses (a) and (b) of this sentence. On May 1, 2013, pursuant to the Backstop and Investment Agreement and related transactions, MFP purchased 1,582,290 shares, Mill Road purchased 2,270,441 shares and Mr. Margolis purchased 606,060 shares.

Voting Agreement

        In connection with the Backstop and Investment Agreement, the Company, MFP Partners and Mill Road entered into a voting agreement on February 5, 2013 (the "Voting Agreement"). The Voting Agreement provided that on the day prior to the stockholders meeting to vote on the issuance of shares in the rights offering and under the Backstop and Investment Agreement, two directors of the Company would be requested to resign from the Board and each of Michael F. Price and an individual designated by Mill Road (in consultation with MFP Partners) would be appointed to fill the vacancies created thereby. As a result, Morton J. Schrader and Arthur S. Mintz resigned from the Board on April 4, 2013 and Mr. Price and Charles J. Hinkaty were appointed to the Board on that date.

        In addition, the Voting Agreement provided, among other things, that, at the 2013 annual meeting of stockholders (the "2013 Annual Meeting"), two individuals designated by MFP Partners (one of whom will be designated by MFP Partners in consultation with Mill Road and neither of whom will be an individual who served as a director prior to the date of the Voting Agreement) and one individual designated by Mill Road would be nominated for election to the Board, and each of MFP Partners and Mill Road would vote all of their shares of Common Stock in favor of the election of such individuals to the Board, in each case, subject to the terms of the Voting Agreement. The Voting Agreement provided that, effective immediately upon the date on which either of Michael F. Price or a designee of Mill Road was elected as a director of the Company pursuant to the Voting Agreement, each committee of the Board would include one director designated by MFP Partners and one director designated by Mill Road, to the extent permitted by applicable law and the Nasdaq Marketplace Rules. The Company, the Board and the Nominating and Governance Committee of the Board were required to (i) nominate the persons designated by MFP Partners and Mill Road to serve on the Board at the 2013 Annual Meeting and (ii) use all commercially reasonable efforts to cause the election of the persons so nominated. Accordingly, pursuant to the Voting Agreement, MFP Partners designated Mr. Price and Robert C. Grayson, and Mill Road designated Mr. Hinkaty, as its respective director nominees to stand for election at the 2013 Annual Meeting, and each were elected to the Board by the stockholders. In accordance with the Voting Agreement, Mr. Price currently serves on the Compensation and Plan Administration Committee and the Nominating and Governance Committee, Mr. Grayson currently serves on the Compensation and Plan Administration Committee and Mr. Hinkaty currently serves on the Audit Committee, the Compensation and Plan Administration Committee and the Nominating and Governance Committee. The term of the Voting Agreement expired immediately following the 2013 Annual Meeting.

 SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires the Company's directors and certain officers and holders of more than 10% of the Company's Common Stock to file with the SEC reports of their ownership and changes in their ownership of Common Stock. Based solely upon a review of copies of Section 16(a) reports furnished to the Company or written representations of certain reporting persons, the Company believes that during fiscal 2013 all transactions were reported on a timely basis, other than the following:

        Clifford Gray filed a Form 4 on (i) February 4, 2013 to report a forfeiture of shares of Common Stock on September 24, 2012; and on (ii) March 19, 2013 to report a forfeiture of shares of Common Stock on March 1, 2013, due to failure to achieve certain performance-based objectives pursuant to the Company's Stock Option and Performance Incentive Plan.

        Arnold Cohen filed a Form 4 on August 15, 2013 to report a grant of restricted share units by the Company on April 23, 2013.

OTHER BUSINESS

        Management knows of no business to be brought before the Annual Meeting other than Proposals 1 and 2 in the Notice of Annual Meeting. If any other proposals come before the Annual Meeting, it is the intention of the person exercising the authority conferred by the Proxies to vote the shares that they represent as the Board may recommend.

STOCKHOLDER PROPOSALS

        Proposals by stockholders intended to be presented at the annual meeting of stockholders to be held in 2015 must be received by the Company on or before December 26, 2014 in order to be included in the Proxy Statement and Proxy for that meeting pursuant to Rule 14a-8 under the Exchange Act, provided that such annual meeting is not advanced or delayed by more than 30 days, and otherwise comply with all the requirements of the SEC for stockholder proposals. The mailing address of the Company for submission of any such proposal is given on the first page of the Proxy Statement.

        In addition, the Company's bylaws provide that any stockholder who desires to nominate a person for election as a director or bring a proposal before an annual meeting must give timely written notice of such nomination or proposal to the Company's Corporate Secretary, in the form required by the Company's bylaws. To be timely, the notice must be delivered to the address given on the first page of the Proxy Statement not less than 90 nor more than 120 calendar days prior to the anniversary of the preceding year's annual meeting. If the annual meeting date is advanced more than 30 days, or delayed by more than 30 days from the anniversary date of the preceding year's annual meeting, notice by the stockholder, to be timely, must be so delivered not earlier than the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made. For our annual meeting of stockholders to be held in 2015, a notice recommending a director candidate must be received no earlier than February 9, 2015 and no later than March 11, 2015, provided that the 2015 annual meeting date is not advanced or delayed by more than 30 days.

HOUSEHOLDING OF ANNUAL DISCLOSURE DOCUMENTS

        The SEC previously adopted a rule concerning the delivery of annual disclosure documents. The rule allows us or brokers holding our shares on your behalf to send a single set of our annual report and proxy statement to any household at which two or more of our stockholders reside, if either we or the brokers believe that the stockholders are members of the same family. This practice, referred to as "householding," benefits both stockholders and us. It reduces the volume of duplicate information received by you and helps to reduce our expenses. The rule applies to our annual reports, proxy statements and information statements. Once stockholders receive notice from their brokers or from us that communications to their addresses will be "householded," the practice will continue until stockholders are otherwise notified or until they revoke their consent to the practice. Each stockholder will continue to receive a separate proxy card or voting instruction card.

        Those stockholders who either (i) do not wish to participate in "householding" and would like to receive their own sets of our annual disclosure documents in future years or (ii) who share an address with another one of our stockholders and who would like to receive only a single set of our annual disclosure documents should follow the instructions described below:

  •
  Stockholders whose shares are registered in their own name should contact our transfer agent, Continental Stock Transfer & Trust Company, and inform them of their request by calling them at 917-262-2373, or by email at proxy@continentalstock.com.

  •
  Stockholders whose shares are held by a broker or other nominee should contact such broker or other nominee directly and inform them of their request. Stockholders should be sure to include their name, the name of their brokerage firm and their account number.

 ANNUAL REPORT ON FORM 10-K

        A copy of our Annual Report on Form 10-K for fiscal 2013 is available over the Internet at the SEC's website, http://www.sec.gov, or on our website at http://www.cache.com. The Annual Report on Form 10-K for fiscal 2013 (including the financial statements and financial schedules included therein, but not the exhibits thereto) also is available without charge to any stockholder upon request to: Corporate Secretary, Cache, Inc., 256 West 38th Street, New York, New York 10018.

        YOUR VOTE IS IMPORTANT. THEREFORE, YOU ARE REQUESTED TO SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS SOON AS POSSIBLE, OR VOTE BY TELEPHONE OR THE INTERNET BY FOLLOWING THE INSTRUCTIONS ON THE PROXY, WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON.

By Order of the Board of Directors,
/s/ DONNA EDBRIL Donna Edbril Corporate Secretary

April 25, 2014

X Please mark your votes like this PROXY FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED Signature Signature Date , 2014. Note: Please sign as name appears. Joint owners should each sign. When signing as Attorney, Administrator, Trustee or Guardian, please give full title as such. If signer is a corporation, please sign with full corporation name by duly authorized officer or officers. COMPANY ID: PROXY NUMBER: ACCOUNT NUMBER: Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet or by telephone must be received by 7:00 p.m., Eastern Time, on June 8, 2014. INTERNET/MOBILE – www.cstproxyvote.com Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares. PHONE – 1 (866) 894-0537 Use a touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares. MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided. PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY OR BY PHONE. YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY. Label Area 4” x 1 3/4” Vote by Internet or Telephone – QUICK EASY IMMEDIATE – 24 Hours a Day, 7 Days a Week or by Mail 1. To elect six named nominees as directors of the Company to serve until the next Annual Meeting of Stockholders and until their successors are elected and qualified. THIS PROXY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THE PROXY WILL BE VOTED “FOR” PROPOSALS 1 AND 2. 2. To ratify the appointment of Mayer Hoffman McCann CPAs, as the Company’s independent registered public accounting firm for the fiscal year ending January 3, 2015. FOR AGAINST ABSTAIN 01. Jay Margolis 02. Gene G. Gage 03. Michael F. Price 04. Charles J. Hinkaty 05. Robert C, Grayson 06. J. David Scheiner FOR ALL NOMINEES LISTED ABOVE WITHHOLD FOR ALL NOMINEES LISTED ABOVE WITHHOLD AUTHORITY for the following nominees To change the address on your account, please check the box at the right and indicate your new address in the address space provided below. Please note that changes to the registered names(s) on the account may not be submitted via this method. ___________________________________________________________ (Withheld nominee(s) written above.) 3. In their discretion, upon such matters as may properly come before the meeting.

 FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED CACHE, INC. ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 9, 2014 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned stockholder of CACHE, INC., a Delaware corporation (the "Company"), hereby appoints Jay Margolis and Anthony DiPippa, and each of them, proxies and attorneys-in-fact of the undersigned, each with full power of substitution, to attend and act for the undersigned at the Annual Meeting of Stockholders to be held at 9:00 a.m., local time, on June 9, 2014, at the offices of Thompson Hine LLP, 335 Madison Avenue, 12th Floor, New York, New York 10017, and at any adjournments, postponements or continuations thereof, and in connection therewith to vote and represent all of the shares of common stock of the Company which the undersigned would be entitled to vote. Each of the above-named proxies at said meeting, either in person or by substitute, shall have and exercise all of the power said hereunder. The undersigned hereby revokes all prior proxies given by the undersigned to vote at said meeting. If no instructions are indicated herein, this proxy will be treated as a grant of authority to vote "FOR" proposals 1 and 2. (Continued, and to be marked, dated and signed, on the other side) REVOCABLE PROXY Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held June 9, 2014 The proxy statement and our 2013 Annual Report to Stockholders are available at http://www.cstproxy.com/cache/2014

QuickLinks

QUESTIONS AND ANSWERS ABOUT THE MEETING AND VOTING
ELECTION OF DIRECTORS (Proposal 1)
EXECUTIVE OFFICERS
EXECUTIVE COMPENSATION
Outstanding Equity Awards at Fiscal Year-End
REPORT OF THE AUDIT COMMITTEE
RATIFICATION OF THE APPOINTMENT OF MAYER HOFFMAN McCANN CPAs AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM (Proposal 2)
PRINCIPAL STOCKHOLDERS AND SHARE OWNERSHIP BY CERTAIN BENEFICIAL OWNERS AND BY MANAGEMENT
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
OTHER BUSINESS
STOCKHOLDER PROPOSALS
HOUSEHOLDING OF ANNUAL DISCLOSURE DOCUMENTS
ANNUAL REPORT ON FORM 10-K